UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Sara Lee Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On August 9, 2012, The Hillshire Brands Company (“Hillshire Brands” or the “company”), filed a Current Report on Form 8-K to disclose the net sales and operating segment income related to its continuing operations for fiscal 2012 and 2011 reflecting its former international coffee and tea business as discontinued operations and to reflect several changes to the composition of two of Hillshire Brands’ business segments. The company spun off its former international coffee and tea business on June 28, 2012 into an independent public company named D.E MASTER BLENDERS 1753, N.V. (“DEMB”) and classified the historical results of this spun-off business as part of discontinued operations beginning in the fourth quarter of fiscal 2012.

Hillshire Brands is filing this Current Report on Form 8-K to disclose the full financial results related to continuing operations on a quarterly and full year basis for fiscal 2012 including operating income, income from continuing operations and earnings per share. The financial schedules filed with this Current Report reflect the DEMB business as discontinued operations for all periods presented and recognize the impact of the correction of accounting irregularities related to the company’s former coffee operations in Brazil that were spun off as part of as part of DEMB. The financial schedules also reflect the correction of several other accounting errors related to the company’s continuing operations for the first three quarters of fiscal 2012 that were previously disclosed in the company’s fiscal 2012 Annual Report on Form 10-K. See the company’s Annual Report on Form 10-K for the year ended June 30, 2012 for additional information regarding these error corrections.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99	Financial Schedules

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2012

THE HILLSHIRE BRANDS COMPANY

By:	/s/ William J. Kelley Jr.
William J. Kelley Jr. Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Financial Schedules